UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 24, 2004


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


Connecticut                         1-15995               06-1541045
------------                        -------               ----------
(State, or other jurisdiction       (Commission           (IRS Employer
of Incorporation)                   File Number)          Identification No.)



157 Church Street, New Haven, Connecticut                 06506
-----------------------------------------                 -----
(Address of principal executive offices)                  (Zip Code)



Registrant's Telephone Number,
Including Area Code                                       (203) 499-2000
---------------------------------                         --------------




                                   None
-------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

UIL Holdings Corporation (UIL Holdings), through its subsidiary United Capital Investments, Inc. (UCI), owns a 25% interest in Cross Sound Cable Company, LLC (Cross-Sound), which owns and operates a 330-megawatt transmission line (cable) connecting Connecticut and Long Island under the Long Island Sound. Cross-Sound informed UIL Holdings on June 24, 2004, that it has reached a settlement agreement with various regulatory authorities and other parties with an interest in the cable that will permit immediate commercial operation of the cable, as described below.

The Cross-Sound cable project received all necessary permits prior to the cable being installed in the spring of 2002. After installation, it was determined that several sections of the cable in New Haven Harbor were not buried to the depths required by the permits, thus preventing commercial operation of the cable. Cross-Sound subsequently submitted a new permit application to the Connecticut Department of Environmental Protection (CDEP). This permit application had previously not been acted upon, as a result of the effectiveness of a Connecticut legislative moratorium on installing new gas and utility lines across Long Island Sound.

On August 14, 2003, the day of the blackout that affected the Northeast and the Upper Midwest areas of the United States as well as portions of Canada, the federal Department of Energy (DOE) declared a federal emergency and issued an Emergency Order to allow immediate operation of the Cross-Sound cable, and subsequently issued a new order for the cable to operate until all of the appropriate actions that should be taken to prevent future power outages in the region have been identified and implemented. On May 7, 2004, the DOE terminated the Emergency Order under which the cable had been operating since mid-August 2003.

In early May 2004, the Connecticut General Assembly passed a bill extending the existing legislative moratorium on state agency consideration of applications related to electric power line crossings of Long Island Sound for another year, to early June 2005. The moratorium precludes consideration by the CDEP of permit applications that would allow Cross-Sound to undertake additional work to bury the cable to the required depth. However, this legislation, as enacted, set forth a process for consideration of a waiver of the moratorium upon an applicant submitting a petition and receiving unanimous approval of such petition by designated legislators and state agency heads.

Cross-Sound has now informed UIL Holdings that a waiver of the Connecticut Legislative moratorium has been obtained and a Settlement Agreement has been executed by Cross-Sound, CDEP, Connecticut Department of Public Utility Control, Long Island Power Authority, Long Island Lighting Company d/b/a LIPA (LIPA), and Northeast Utilities Service Company, as agent for The Connecticut Light and Power Company. Cross-Sound has informed UIL Holdings that the material elements of the Settlement Agreement are as follows:

1. LIPA and Northeast Utilities (NU) will replace an existing transmission line (the "1385 line" which is operationally unrelated to the Cross-Sound cable) in Connecticut.
2. Cross-Sound will come into compliance with permit conditions as directed by the CDEP.
3. LIPA, NU, and Cross-Sound will commit a collective amount of $6 million into a research and restoration fund for the Long Island Sound to be administered jointly by entities in New York and Connecticut.
4.   The Cross -Sound cable will be energized as soon as possible.

On June 28, 2004, Cross-Sound informed UIL Holdings that the Cross-Sound cable is now transmitting power.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            UIL HOLDINGS CORPORATION
                            Registrant




Date:  6/28/2004            By         /s/ Louis J. Paglia
       ---------              -------------------------------------------------
                                        Louis J. Paglia
                                    Executive Vice President
                                    and Chief Financial Officer